SRZ DRAFT


         THIS DOCUMENT REPRESENTS AN EXAMPLE OF THE TYPE OF OPINION THAT
          WILL BE PROVIDED TO THE COMPANY AFTER CERTAIN REPRESENTATIONS
              ARE PROVIDED BY THE BOARD OF MANAGERS OF THE COMPANY.



                              ______________, 2008



[Company Name]
[Address]

              Re: Partnership Status and Publicly Traded Partnership Status
                  ---------------------------------------------------------

Ladies and Gentlemen:

               We have acted as counsel in connection with the formation of [Company Name], a Delaware limited liability company organized on ___________, 2008 (the "Company"), and the offering of interests therein (the "Offering"). At your request, these opinions as to the status of the Company for Federal tax purposes are being furnished to you.

               In rendering the opinions set forth herein, we have examined the Limited Liability Company Agreement of the Company dated as of [ ] (the "LLC Agreement"), and the Prospectus, subject to completion and dated [ ] (the "Prospectus"). We have also examined such certificates and documents that we have deemed necessary or appropriate. In this regard, we have relied, without independent investigation as to factual matters, on representations from the Company and from the Board of Managers of the Company, and on certificates of public officials. Furthermore, we have assumed the legal capacity of all natural persons signing or delivering any instrument, the genuineness of all signatures of persons on original documents, the authority of all persons signing such documents, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

               Based on and subject to the foregoing, we are of the opinion that for Federal tax purposes:

               (i) the Company will be classified as a partnership and each member of the Company (a "Member") will be treated as a partner of such partnership at all times during which the Company has two or more Members; and

               (ii) the  Company  will  not  be  classified  or  treated  as  an association taxable as a corporation or a publicly traded partnership taxable as a corporation.

[Company Name]
______________, 2008
Page 2

               In rendering the foregoing opinions, we are relying upon the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations promulgated thereunder ("Regulations"), published rulings thereunder and judicial interpretations thereof in existence on the date hereof. In addition, we assume that the Company will be operated in accordance with the terms of the LLC Agreement and the Prospectus and consistent with the facts as set forth herein.

               The foregoing opinions are not intended or written to be used, and cannot be used, by any taxpayer for the purpose of avoiding U.S. Federal tax penalties that may be imposed on a taxpayer and are written to support the promotion or marketing of the transactions described in this opinion of counsel. Each taxpayer should seek advice based on such taxpayer's particular circumstances from an independent tax advisor.

               The Code and Regulations upon which the foregoing opinions are based and the administrative and judicial interpretations thereof are subject to change either by a statutory amendment to the Code, by an administrative change in the Regulations or published rulings or by new judicial decisions. Any such changes might be retroactive and might adversely affect the tax status of the Company.

               The opinions expressed herein have been rendered at your request, are solely for your benefit in connection with the Offering and may not be relied upon by you or any other person in any other manner or for any other purpose. We do not assume any continuing obligation or responsibility to advise you of any changes in law, or any change of circumstances of which we become aware, which may affect either of the opinions expressed herein, or to update, revise or supplement any opinion herein for any reason whatsoever.

               We consent to the reference to our firm under the heading "Tax Aspects" in the Prospectus. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.


                                               Very truly yours,